                                                                   EXHIBIT 10.10

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made as of the day of January, 1997, by and between George Makowski, a UK citizen ("Employee"), and Poland Communications, Inc., a New York corporation ("PCI" or the "Company").

                                  WITNESSETH:

     WHEREAS, Employee desires to serve as Chief Operating Officer of the Company, and the Company desires to employ Employee as Chief Operating Officer, and Employee and the Company desire to embody in this Agreement the terms and conditions under which Employee shall be employed;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company, intending to be legally bound hereby, AGREE AS FOLLOWS:

1.  DEFINITIONS

     For the purposes of this agreement, the following definitions shall apply:

     a. "Affiliate" of the Company shall mean any other Person controlling, controlled by, or under common control with the Company.

     b. "Associated Company" of the Company shall mean any Affiliate of the Company or any Subsidiary.

     c. The "Business" means: (i) providing cable television services anywhere in Poland; (ii) providing programming in a city in Poland where the Company or any Associated Company provides programming; and (iii) providing local-loop telephony in a city in Poland where the Company or any Associated Company provides telephony.

     d. The "Company" shall mean Poland Communications, Inc., a New York corporation.

     e. "Dollars" and "$" each mean the lawful currency of the United States of America.

     f. "Effective Date" shall mean the date first above written.

     g. "Employee" shall mean George Makowski.

     h. "Initial Public Offering" means the closing of an underwritten public offering of shares of common stock of PCI to be listed on the New York Stock Exchange or the American Stock Exchange, or to be quoted on the National Association of Securities Dealers Automated Quotation System or the National Market System of the National Association of Securities Dealers pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of at least twenty percent (20%) of the common stock of PCI outstanding immediately after such closing.

     i. "Person" shall mean a natural person, a juridical person of any kind, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

     j. "Subsidiary" shall mean each Person, in which the Company, at the time as of which such determination is being made, owns, directly or indirectly, any of the outstanding voting securities or equity interests.

2.  EMPLOYMENT, DUTIES AND RESPONSIBILITIES

     a. Performance of Job Duties. Employee shall serve as the Chief Operating Officer of the Company and shall perform such services and duties with respect to the Company and Associated Companies as may be assigned to him, in such locations as the Company may direct, subject to the general supervision of the Chief Executive Officer and the Board of Directors of the Company. Employee shall have general supervision over the Sales and Marketing Departments of the Company and the General Managers of the Company's operating Subsidiaries in Poland. Employee shall devote all of his skill, time, attention, and best efforts to furthering the Company's businesses, affairs, interests and welfare.

     b. Appointment to Management Board or Supervisory Board. The parties contemplate that Employee will be appointed to the Management Board or Supervisory Board of one or more Associated Companies with respect to certain duties and responsibilities to be carried out in Poland. The compensation arrangements in connection with such appointment(s) shall be the subject of a separate agreement between Employee and each such Associated Company.

     c. Compliance with Laws. Employee agrees to comply with all federal, state, local, and foreign laws, and to comply with all of the Company's rules, regulations, and policies in force during his employment, as well as with all the rules, regulations and policies prescribed for all Associated Companies for whom or with respect to the business of which he performs services during the term of this Agreement.

     d. Location. Employee shall live and work in Warsaw, Poland (his principal place of employment) but shall travel to the United Kingdom, the United States, the Netherlands or such other location(s) as necessary to fulfill his duties as described in Section 2(a).

3.  TERM OF AGREEMENT

     This Agreement shall go into effect as of the Effective Date and shall terminate on the fifth anniversary of the Effective Date, unless terminated earlier as provided in Section 8.

4.  COMPENSATION

     As compensation and consideration for the performance by Employee of his obligations under this Agreement, Employee shall be entitled to the following:

     a. Base Salary. During the term of this Agreement, the Company shall pay to Employee a base annual salary (the "Base Salary") totaling Thirteen Thousand Dollars (U.S. $13,000) per month, less any compensation paid to Employee pursuant to any separate agreement entered into as contemplated by Section 2(b) above. This Base Salary may be increased by the Company in its sole discretion. The Base Salary shall be paid in installments payable every second week.

     b. Eligibility for Initial Bonus. The Company shall pay Employee a guaranteed bonus of Sixty Thousand Dollars ($60,000) thirty (30) days after the first anniversary of the Effective Date regardless of whether Employee is employed by the Company on that date.

     c. Eligibility for Annual Bonus. On the second anniversary and each subsequent anniversary of this Agreement, Employee shall be eligible for the award of an annual bonus of up to Sixty Thousand Dollars ($60,000). The performance criteria for such annual bonus shall be determined on a yearly basis by agreement between Employee and the Company.

     d. Eligibility for Bonus upon Initial Public Offering. PCI shall pay Employee a bonus of One Hundred Seventy Five Thousand Dollars ($175,000) if an Initial Public Offering is successfully concluded before this Agreement is terminated.

     e. Stock Options and Repurchase.

          (1) Employee shall be granted a non-transferable option to purchase three hundred and eighty-five (385) shares of the Company's common stock, $0.01 par value per share, upon the terms and conditions of a stock option agreement substantially in the form of Exhibit A, at a price of Three Thousand Seven Hundred and Eight Dollars and Eight Cents ($3,708.08) per share. The option to purchase seventy-seven (77) of these shares will vest each year on the anniversary date of the Effective Date beginning with the first anniversary of the Effective Date; provided that no portion of such option shall vest after the date (the "Cut-Off Date") that is the earlier of (i) the date that this Agreement is terminated and (ii) the date on which the Company sends Employee a notice referred to in Section 8(b); and provided further that all unvested options shall vest on the date of an Initial Public Offering.

          (2) No option granted to Employee pursuant to this Section 4(e) may be exercised later than the tenth anniversary of the Effective Date.

          (3) If this Agreement is terminated pursuant to any of Sections 8(a), 8(b), or 8(c), Employee shall have only sixty (60) days after the date of termination to exercise the option granted under this Section 4(e) with respect to that portion of the option that has vested as of the Cut-Off Date, and Employee shall have no right to exercise the option with respect to that portion of the option that has not then vested.

          (4) If this Agreement is terminated pursuant to Section 8(a) or 8(b), the Company shall be entitled (but not obligated) to repurchase the option and, if the option has been exercised in whole or part, the common stock issued as a result of such exercise, at a price as set forth on Exhibit B to this Agreement. The Company may exercise its repurchase rights only within 60 days following the date of termination, except that with respect to shares of common stock issued on or after the Cut-Off Date, the Company may exercise its repurchase rights only within 60 days following such issuance.

          (5) If this Agreement is terminated pursuant to Section 8(c), the Company shall be entitled to repurchase the option and, if exercised in whole or part, the common stock issued as a result of such exercise, at the greater of (i) 85% of the fair market value thereof (determined in accordance with Section 4(e)(6)), and (ii) the price as set forth on Exhibit B to this Agreement. The Company may exercise its repurchase rights only within 60 days following the date of termination, except that with respect to shares of common stock issued on or after the Cut-Off Date, the Company may exercise its repurchase rights only within 60 days following such issuance.

          (6) For purposes of determining the fair market value of the option and/or the common stock issued as a result of such exercise, if Employee and the Company cannot agree on a fair market value within thirty (30) days after the Company proposes a value to Employee, the Company shall appoint an appraiser reasonably acceptable to Employee, and the appraiser's valuation shall be final and binding on both parties. The appraiser's costs and fees shall be shared equally between Employee and the Company provided however that Employee's share of such costs shall not exceed $50,000.

          (7) For as long as Employee is an employee of the Company or an Associated Company, Employee shall be prohibited from transferring any shares of the Company's common stock that he acquires through whole or partial exercise of the option granted by this Section 4(e) to any Person other than the Company. At any time when Employee is not such an employee, the Company shall have a right of first refusal with respect to any or all shares of the Company's common stock that Employee acquires through whole or partial exercise of the option granted by this Section 4(e), and Employee shall not transfer any such shares to a third party without first offering to the Company the opportunity, exercisable for at least 15 days, to purchase such shares at the same or better price and terms as may be offered to Employee by such third party.

          (8) If Employee ceases to be an employee of the Company or any Associated Company at any time on or after the third anniversary of the Effective Date, the Company may within sixty (60) days of the date Employee ceases to be an employee of the Company or Associated Company require Employee to sell to it any or all shares that Employee has acquired through whole or partial exercise of the option granted by this Section 4(e) at a price equal to 90% of the fair market value thereof (determined in accordance with Section 4(e)(6)).

          (9) The provisions of this Section 4(e) shall survive termination of this Agreement.

     f. Allowances. The Company shall provide Employee with allowances for an apartment, a car, personal/family travel and education, each as set forth on Exhibit C.

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

     g. Expenses. The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement, upon his presentation to the Company of an itemized accounting of such expenses with reasonable supporting data, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time.

     h. Additional Employee Benefits and Perquisites. In addition to the foregoing, Employee shall receive certain benefits and perquisites of current Company employees, as may be reasonably determined from time to time by the Company, including but not limited to:

          (1) Benefits. During the term of this Agreement, Employee and his spouse and children shall be eligible to participate in such life insurance, disability, health, dental, and major medical insurance benefits as set forth on Exhibit D.

          (2) Vacation. Employee shall be entitled to twenty-six (26) days of paid vacation during each calendar year. Employee shall also be entitled to all paid holidays given by the Company to its executives.

     i. Deduction and Withholding. All compensation and other benefits to or on behalf of Employee pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Employee or required by applicable law.

5.  CONFIDENTIALITY

     a. Confidentiality. Employee acknowledges that during the course of his employment with the Company he will, from time to time, be invested with confidential information (including without limitation) trade secrets relating to, inter alia, the business practices, technology, products, business plans, marketing, financial information and plans, and research activities of the Company, Associated Companies, and customers and suppliers of the foregoing. Employee hereby agrees to keep all such information confidential, regardless whether documents containing such information are marked as confidential, if he has been told, or should reasonably know or expect, that such information is confidential. Employee also agrees that he will not, except as required in the conduct of Company business, or as authorized in writing by the Company, publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential without his fault.

     b. Exclusive Property. Employee confirms that all confidential information is the exclusive property of the Company. All business records, papers and other documents kept or made by Employee relating to the business of the Company or an Associated Company shall be and remain the property of the Company or the Associated Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession concerning the business or affairs of the Company or an Associated Company other than personal notes or correspondence of Employee not containing proprietary information relating to such business or affairs.

     c. Inventions, Rights to Improvements. Employee hereby sells, transfers and assigns to the Company any right, title and interest in any and all inventions, improvements, discoveries, and ideas (whether or not patentable or copyrightable) (collectively the "Inventions") which Employee may make or conceive while acting in his capacity as an employee of the Company during the term of this Agreement, and which relate to or are applicable to any phase of the Company's and the Associated Companies' businesses. Employee hereby agrees to communicate promptly and disclose to the Company all information, details and data pertaining to the aforementioned Inventions and to execute any documents and do any act reasonably necessary to perform Employee's duties under this
Section 5(c). Employee also affirms that if any such Inventions shall be deemed confidential by the Company, he will not disclose any such Inventions without prior written authorization from a majority of the members of the Company's Board of Directors.

     d. Survival of Section. The provisions of this Section 5 shall survive the termination of this Agreement for any reason whatsoever.

6.  EXCLUSIVITY/NON-COMPETITION

     a. Exclusivity/No Competing Employment. For the term of this Agreement and a period of one (1) year following the later of (i) expiration or earlier termination of this Agreement or (ii) the date Employee is no longer employed by the Company or any Associated Company (the "Restricted Period"), Employee shall not directly or indirectly compete with the Company or any Associated Company, and he shall not directly or indirectly own an interest in, manage, operate, join, control, perform services for, lend money to, render financial or other assistance to, participate in, or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that at such time is engaged in the Business.

     b. No Interference. During the Restricted Period, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, intentionally solicit, endeavor to entice away from the Company or an Associated Company, or otherwise interfere with the relationship of the Company or an Associated Company with any person who is employed by the Company or an Associated Company, or any person or entity who is, or was within the twelve-month period immediately preceding, a customer or client of the Company or an Associated Company.

     c. Stock Ownership. Nothing in this Agreement shall prohibit Employee from acquiring or holding any securities of any company listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that at any time during the Restricted Period Employee and members of his immediate family do not own more than five percent (5%) of any voting securities of any company engaged in the Business.

     d. Territorial Scope. The prohibitions in Sections 6(a) and 6(b) shall apply to Poland and any other place where the Company or any subsidiary is doing business on the first day of the Restricted Period excluding the UK P Belgium.

     e. Survival of Section. The provisions of this Section 6 shall survive the termination of this Agreement for any reason whatsoever.

7.  REMEDIES

     a. Arbitration. The Parties agree, expressly renouncing any other forum for the resolution of disputes, that except as provided in Section 7(b), any disputes arising out of, relating to, or arising in connection with this Agreement or arising out of, relating to, or arising in connection with Employee's employment, shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (except insofar as those rules are modified by the terms of this Section 7). The arbitration will be held in London, England; and it shall be held as promptly as possible at such time as the arbitration tribunal may determine. The arbitration will be held in the English language. The arbitrator(s) shall state the reasons upon which the award is based. Judgment upon the arbitration award may be entered in any court of competent jurisdiction (including without limitation the courts of the United States, any country where the Company or any Associated Company is engaged in business, and the respective political subdivisions of each of the foregoing), or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. If any Party employs an attorney or commences legal or arbitral proceedings to enforce the provisions of this Agreement, the prevailing Party shall be entitled (unless the relevant tribunal decides otherwise) to recover from the other, reasonable costs incurred in connection with such enforcement, including but not limited to, attorney's fees and costs of investigation and litigation/arbitration. Except as otherwise specifically provided in this Section 7, no Party shall institute any action or proceeding against any other Party in any court with respect to any dispute which is or could be the subject of a claim or proceeding pursuant to this Section 7.

     b. Equitable Remedies. Employee hereby acknowledges that breaches of Sections 5 or 6 of this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such breaches, and that in the event of such a breach or threat thereof the Company shall be entitled (notwithstanding the provisions of Section 7(a)) to seek and obtain a temporary restraining order, a preliminary injunction, a permanent injunction or other equitable relief restraining Employee from engaging in activities prohibited by this Agreement. Employee further acknowledges that in the event of such a breach or threat thereof the Company shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement. Employee hereby agrees and consents that such injunctive or other relief may be sought in any court of competent jurisdiction, including, without limitation, any court in the nation, state and/or political subdivision thereof in which such violation may occur, at the election of the Company. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

     c. Suspension of Payments. Employee hereby acknowledges that should an alleged breach by Employee of Sections 5 or 6 of this Agreement occur, the Company is entitled to suspend any payments due to Employee during litigation of any action it may bring against Employee for injunctive and/or monetary relief.

     d. Remedies not Exclusive. The remedies of this Section shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company may have.

     e. Survival of Remedies. This Section 7 shall survive the termination of this Agreement for any reason whatsoever.

8.  TERMINATION OF EMPLOYMENT

     This Agreement and Employee's employment hereunder may be terminated without any breach of this Agreement under the following conditions:

     a. Termination by Employer. Employee may terminate this Agreement, with or without cause, by sending written notice thereof at least six (6) months in advance of the date of his proposed termination.

     b. Termination by the Company for Cause. The Company may terminate the Agreement and Employee's employment for Cause prior to the expiration of this Agreement as provided in this Section 8(b). If the Cause is susceptible of remedy by Employee, then the Company shall first deliver to Employee written notice of such Cause; and if Employee has not remedied the Cause within thirty
(30) days after receipt of that notice, the Company may terminate this agreement forthwith thereafter by written notice effective immediately. If the Cause is not susceptible of remedy by Employee, then the Company may terminate this agreement forthwith by written notice effective immediately. If the Company terminates Employee's employment for Cause, Employee shall not be entitled to any compensation or benefits after the effective date of his termination. For purposes of this Section 8(b) "Cause" shall mean (1) dishonesty or fraud resulting in damage to the business of the Company or any of its Associated Companies; (2) embezzlement or theft of assets of the Company or any of its Associated Companies; (3) competing with the Company or aiding a competitor of the Company or any of its Associated Companies to the detriment of the Company or any of its Associated Companies; (4) a substantial breach of this Agreement;
(5) conduct of an illegal or criminal nature under the laws of the United States, the United Kingdom, Poland, or any political subdivision thereof (except for minor traffic offenses); (6) conduct or activities that, as determined by the Company in the reasonable exercise of its prudent business judgment, is injurious to the reputation or affairs of the Company or any Associated Company;
(7) violation, as determined by the Company in the reasonable exercise of its discretion, of any applicable policies and procedures set forth in the Chase Enterprises Personnel Policy Manual or any successor document; or (8) any other willful misconduct by Employee which, as determined by the Company in the reasonable exercise of its discretion, is materially injurious to the Company, monetarily or otherwise.

     c. Termination by the Company without Cause. Notwithstanding the provisions of Section 8(b) above, the Company may terminate this Agreement and Employee's employment upon six (6) months' written notice without cause.

     d. Later Employment With Successor in Interest of Company. Employee shall not be deemed to have been terminated under this Agreement if he is offered employment on substantially the same or better terms by any Associated Company, provided however that with respect to the location of Employee's principal place of employment with any such Associated Company, a location on the European continent shall be considered the "same or better terms" and a location outside the European continent will not be so considered; by any successor in interest or assign of the Company; or by any purchaser of substantially all of the Company's assets.

     e. Death. Notwithstanding anything to the contrary herein contained, Employee's employment and this Agreement shall terminate upon his death or his inability due to disability to perform the essential functions of his position for a continuous period of sixty (60) days; provided, however, that the provisions of Section 4(e) regarding vesting and exercise of the option and regarding transferability and rights of first refusal with respect to stock obtained through exercise of the option shall survive termination of this Agreement and be binding upon the executors, administrators, heirs and successors of Employee.

     f. Delivery of Material. Employee agrees that upon the termination of this Agreement he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

9.  NOTICES

     a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested, addressed as follows:

     If to the Company:

     Poland Communications, Inc.
     One Commercial Plaza
     Hartford, Connecticut 06103
     U.S.A.
     Facsimile: (860) 293-4297
     Attention: Robert E. Fowler, III, Chief Executive Officer
            Cheryl Chase, General Counsel

     With a copy to:

     Marc R. Paul
     Baker & McKenzie
     815 Connecticut Avenue
     Washington, D.C. 20006
     U.S.A.
     Facsimile: (202) 452-7074

     If to Employee:

     George Makowski

     Facsimile:

     b. Notice given in accordance with this Section 9 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

     c. Any party may change its address for notices by communicating its new address in writing to the other party.

10.  MISCELLANEOUS

     a. Agreement is Non-Assignable. This Agreement is a personal service contract and shall not be assignable by Employee or by the Company, except that the Company may assign this Agreement to an

Associated Company or any Person that succeeds to the Company's rights and liabilities by merger, sale of assets as a going concern, or consolidation with the Company.

     b. Binding Effect. All rights and obligations and agreements of the parties under this Agreement shall be binding upon and enforceable against, and inure to the benefit of the parties and their personal representatives, heirs, legatees and devises, and any Person succeeding by operation of law to their rights under this Agreement, except that such personal representatives, heirs, legatees, devises and other persons shall have no obligation to perform Employee's duties described in Section 2 hereof.

     c. Further Assurances. Employee and the Company, as the case may be, shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the terms or conditions of this Agreement or as may be consistent with the intent and purpose of this Agreement.

     d. Rights of Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement (except that any option which has vested in Employee as of the date of his death, as well as any accrued but unpaid compensation as of the date of his death, shall pass to his estate on death, subject to the limitations on exercise of the option contained in this Agreement).

     e. Effect of Waiver. A waiver of, or failure to exercise, any rights provided for in this Agreement, in any respect, shall not be deemed a waiver of any further or future rights hereunder. Except for rights which must be exercised within a specified time period under this Agreement, no rights herein shall be considered as waived, whether intentionally or not, unless waived in a writing signed by the party to be charged with the waiver.

     f. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in that jurisdiction, without regard to the principles of conflicts of laws.

     g. Amendments. This Agreement may not be changed or amended orally, but only by an agreement in writing signed by all parties hereto.

     h. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

     i. Severability. If a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then:

          (1) the remaining terms and provisions hereof shall be unimpaired, and

          (2) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     j. No Conflicts. Employee represents and warrants that he is not prevented by any other employment agreement, arrangement, contract, understanding, court order or otherwise, which in any way directly or indirectly conflicts, is inconsistent with, or restricts or prohibits him from fully performing the duties of the Employment, in accordance with the terms and conditions of this Agreement.

     k. Entire Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties hereto with respect to the employment of Employee by the Company. This Agreement contains the entire agreement of the parties with respect to the employment of Employee by the Company, and the parties shall not be bound by any terms, conditions, statements, covenants, representations or warranties, oral or written, not herein contained.

     l. Employee Acknowledgment. EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT

AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF EMPLOYEE BREACHES THE AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement effective as of the date first above written.

                                          Poland Communications, Inc., a
                                          New York corporation

                                          By: /s/ ROBERT E. FOWLER
                                            ------------------------------------
                                            Robert E. Fowler, III
                                            Chief Executive Officer

                                          Employee
                                          /s/ GEORGE MAKOWSKI
                                          --------------------------------------
                                          George Makowski

                                   EXHIBIT A

                         FORM OF STOCK OPTION AGREEMENT

                                   EXHIBIT B

                   DATE OF TERMINATION OF AGREEMENT                      PER SHARE     PER OPTION
-----------------------------------------------------------------------  ---------     ----------
On or After First But Before Second Anniversary........................   3,904.16       196.08
On or After Second But Before Third Anniversary........................   4,100.24       392.16
On or After Third But Before Fourth Anniversary........................   4,296.32       588.24
On or After Fourth But Before Fifth Anniversary........................   4,492.39       784.31

                                   EXHIBIT C

     Apartment Allowance: An amount not to exceed $5,000 per month.

     Car Allowance: An amount not to exceed $1,300 per month.

     Personal/Family Travel Allowance: Round-trip business class airfare between Poland and the U.K. for Employee and his spouse and children, two times per annum.

     Educational Allowance for Employee's children: Not to exceed an aggregate of $30,000 per annum.

     Each of the above shall be payable monthly in advance during the term of this agreement.

                                   EXHIBIT D

     Life Insurance policy of $750,000 value.

     Pension of $7,800 per annum.

     Health Care: Company shall pay the cost of access to a medical clinic of high standard (ABC medicover type or similar) and international medical insurance coverage.

                         STOCK OPTION AGREEMENT BETWEEN
                GEORGE MAKOWSKI AND POLAND COMMUNICATIONS, INC.

     This STOCK OPTION AGREEMENT ("Option Agreement") is made effective as of January , 1997 (the "Effective Date"), by and between George Makowski ("Makowski") and Poland Communications, Inc., a New York corporation ("PCI" or the "Company").

1. Grant of Option and Option Period.

     a. The Company hereby grants Makowski an option (the "Option") to purchase three hundred and eighty-five (385) shares (the "Shares") of the Company's common stock (the "Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be Three Thousand Seven Hundred and Eight Dollars and Eight Cents ($3,708.08) per share.

     b. The option to purchase seventy-seven (77) of these Shares will vest each year on the anniversary date of the Effective Date beginning with the first anniversary of the Effective Date, provided, however, that all unvested options shall vest on the date of an Initial Public Offering (as hereinafter defined), and provided further that no portion of such option shall vest after the date (the "Cut-Off Date") that is earlier of (i) the date that the Executive Employment Agreement (as described in Section 14 of this Agreement) is terminated and (ii) the date on which the Company sends Makowski a notice referred to in Section 8(b) of the Executive Employment Agreement. For purposes of this Agreement, "Initial Public Offering" means the closing of an underwritten public offering of shares of common stock of PCI to be listed on the New York Stock Exchange, the London Stock Exchange, the Warsaw Stock Exchange or the American Stock Exchange, or to be quoted on the National Association of Securities Dealers Automated Quotation System or the National Market System of the National Association of Securities Dealers pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of at least twenty percent (20%) of the common stock of PCI outstanding immediately after such closing.

     c. If Makowski's employment with the Company is terminated for any reason, Makowski shall have only sixty (60) days after the Cut-Off Date to exercise that portion of the Option that has vested as of the Cut-Off Date, and Makowski shall have no right to exercise any portion of the Option that has not then vested.

     d. Notwithstanding any other provision of this Option Agreement, the Option shall expire and be of no further force or effect with respect to any Shares on the earlier to occur of (i) the tenth anniversary of the Effective Date, or (ii) sixty days after the date that Makowski ceases to be an employee of the Company for any reason whatsoever (including but not limited to Makowski's death, disability, voluntary termination or involuntary termination).

     e. Each exercise of the Option shall reduce, by an equal number, the total number of shares of Company Common Stock that may thereafter be purchased by Makowski under the Option.

2. Manner of Exercise.  Subject to the conditions and restrictions contained in
Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash, banker's draft or such other form of consideration as the Company may approve, and a signed Subscription Agreement satisfactory in form and substance to the Company.

3. Non-transferability. Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by will or by the laws of descent and distribution during the option period described in Section 1). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Makowski's lifetime, the Option can only be exercised by Makowski. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Makowski.

     4. Adjustment in the Event of Change in Stock. In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, or exchange of shares, the number and kind of the Shares and/or the purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

     5. Restrictions on Transfer of the Shares.

     a. For as long as Makowski is an employee of the Company or any Associated Company (as that term is used in the Executive Employment Agreement that is described in Section 14 of this Agreement), Makowski shall not transfer any Shares to any person or entity other than PCI.

     b. After Makowski is no longer an employee of the Company or any Associated Company Makowski shall not sell, encumber, pledge, transfer, hypothecate, assign or otherwise dispose of any of the Shares until Makowski shall have first offered to sell such Shares to the Company (the "Offer") in accordance with the following provisions.

     c. The Offer made pursuant to Subsection (b) above shall be in writing, and shall state that Makowski offers to sell to the Company a specified number of the Shares owned by Makowski. For every Offer of the Shares pursuant to Subsection (b) above, the Company shall have a period of fifteen (15) days from the time of receiving the Offer to accept it; such acceptance shall be in writing and shall be sent to Makowski.

     d. The purchase price of any of the Shares sold pursuant to the provisions of Subsection (b) above shall be equal to the price offered to Makowski for such shares by a bona fide third party purchaser, as evidenced by a written offer to purchase executed by such third party. The purchase price shall be paid to Makowski in cash within fifteen (15) days of the Company's acceptance of the Offer. If any of the Shares which are offered for purchase pursuant to the provisions of Subsection (c) above are not accepted for purchase by the Company within the time limitations described in Subsection (c), Makowski may transfer such shares to such bona fide third party purchaser in accordance with the terms of such purchaser's offer to purchase referred to in this Subsection (d).

     e. As a condition to the transfer of any of the Shares issued pursuant to this Option Agreement, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended (such Act, or any similar Federal statute then in effect, being hereinafter referred to as the "Act"), or any other applicable securities laws, rules or regulations, or that such transfer has been registered under Federal and all other applicable securities laws.

     f. Unless and until the Company has received a legal opinion regarding saleability of the Shares that is satisfactory to the Company, all certificates evidencing any of the Shares, whether upon initial issuance or any transfer thereof, shall bear the following legends:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL OTHER APPLICABLE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.

     THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK OPTION AGREEMENT, EFFECTIVE AS OF

     JANUARY   , 1997, BETWEEN GEORGE MAKOWSKI AND POLAND COMMUNICATIONS,
     INC., A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF POLAND COMMUNICATIONS, INC.

6. No Stock Rights. Makowski shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the Company with respect to any Shares, unless and until Makowski has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

7. Reservation and Issuance of Shares.

     a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue the number of shares of Common Stock deliverable upon exercise of the Option.

     b. The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

     8. Representations and Warranties of Makowski.

     In order to induce the Company to accept this Option Agreement, Makowski hereby represents and warrants to the Company as follows:

     a. Makowski has received no solicitation or general advertisement concerning the Company, but rather has become knowledgeable regarding the business of the Company through personal interaction with employees of the Company;

     b. Makowski confirms that no representations or warranties have been made to Makowski regarding the Company and that Makowski has not relied upon any representation or warranty in making or confirming this Option Agreement.

     c. Makowski has the ability to bear the economic investment, and can afford a complete loss of his investment, with respect to the Option and to the Shares.

     d. Makowski, either by himself or together with his purchaser representative, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investment in the Option and in the Shares.

     e. Makowski is accepting the Option, and will be purchasing the Shares, for investment purposes, for Makowski's own account and not with a view to, or for sale in connection with, the distribution thereof.

     f. Makowski is familiar with the nature of, and the risks attending, investments in securities such as the Option and the Shares, and he has determined that the acceptance of the Option and the purchase of the Shares is and will be consistent with his investment objectives.

     g. Makowski has been advised and understands that an investment in the Option and in the Shares is speculative and involves a high degree of risk.

     h. Makowski has no reason to anticipate any change in his personal circumstances, financial or otherwise, which may cause or require sale or distribution by him of all or any part of the Option or the Shares.

     i. Makowski confirms that he has been given an opportunity to make any inquiries of the Company and its representatives that he desires to make.

     j. Makowski is at least twenty-one (21) years of age.

     k. Makowski is aware of and understands the following:

          i. The business of the Company and the risks inherent in that business;

          ii. That no federal or state agency has made a finding or determination as to the advisability or fairness of an investment in the Option or in the Shares or any recommendation or endorsement of the Option or of the Shares;

          iii. That the Option and the Shares have not been registered for sale under the Securities Act of 1933, as amended, or under any state "Blue Sky Law"; and

          iv. That there are substantial restrictions on the transferability of the Option and of the Shares; there is no public market, and there will not necessarily be any public market, for the Option or the Shares in the United States; Makowski will not be able to avail himself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended, unless all of the conditions of Rule 144 are met, and accordingly, Makowski may have to hold the Option and the Shares and bear the economic risk of this investment for an indefinite period.

     l. If in the future Makowski desires to offer or dispose of the Option or any of the Shares or any interest therein, he will do so only in compliance with applicable securities laws and this Option Agreement.

     m. Makowski understands and agrees that the Company has no obligation to complete any public or private offering and sale of its common stock to other investors, and that the Company shall have no liability to Makowski if it cannot complete any such offering and sale upon terms which, in the Company's sole discretion, are favorable to the Company.

     n. Makowski acknowledges that there may be restrictions under the securities laws of the jurisdiction(s) in which he resides on the sale of the shares he obtains on exercise of the options, and that he should seek legal assistance before proceeding with the purchase or sale of said shares.

     Makowski agrees that the representations and warranties of Makowski set forth in this Section 8 shall survive the exercise of the Option and the termination or expiration of this Option Agreement.

     9. Governing Law.

     This Option Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of laws or choice of law. .

     10. Benefit.

     This Option Agreement shall be binding upon the Company, Makowski, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Makowski in furtherance thereof may execute a will directing Makowski's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of this Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Makowski's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

     11. Specific Performance.

     a. The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of the terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

     b. In furtherance of and not in limitation of the foregoing, should any dispute arise concerning a sale, purchase, encumbrance, pledge, transfer, hypothecation, assignment or other disposition of the Option or any of the Shares which is alleged to contravene the provisions of this Option Agreement, an injunction may be issued restraining any such transaction pending the determination of such controversy.

     12. Waiver.

     Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     13. Notice.

     All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested, addressed as follows:

     If to the Company:

     Poland Communications, Inc.
     One Commercial Plaza
     Hartford, Connecticut 06103
     U.S.A.
     Facsimile: (860) 293-4297
     Attention: Robert E. Fowler, III, Chief Executive Officer
                Cheryl Chase, General Counsel

     With a copy to:

     Marc R. Paul
     Baker & McKenzie
     815 Connecticut Avenue
     Washington, D.C. 20006
     U.S.A.
     Facsimile: (202) 452-7074

     If to Makowski:

     George Makowski

     Facsimile:

     b. Notice given in accordance with this Section 13 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

     c. Any party may change its address for notices by communicating its new address in writing to the other party.

     14. Entire Agreement.

     This Option Agreement is subject to that certain between Makowski and the Company of even date herewith (the "Executive Employment Agreement"), and in the event of a conflict between them, the provisions of the Executive Employment Agreement shall prevail. Except as provided in the foregoing sentence, this Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all of the parties.

     15. Severability.

     The invalidity or unenforceability of any provision of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

     16. Headings.

     The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.

     17. Counterparts.

     This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

     IN WITNESS WHEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.

                                          Poland Communications, Inc., a
                                          New York corporation

                                          /s/ ROBERT E. FOWLER, III

                                          --------------------------------------
                                          By: Robert E. Fowler, III
                                          Its: Chief Executive Officer

                                          /s/ GEORGE MAKOWSKI

                                          --------------------------------------
                                          Mr. George Makowski